1Q 2016 Earnings Presentation April 22, 2016

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. We reconcile those measures to GAAP measures within the presentation or in the appendix. In this presentation, we present net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of the efficiency ratio are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “opportunity,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to increased capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our MSRs and mortgages held for sale due to changes in interest rates; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our financial instruments measured at fair value expose us to certain market risks; our stock price can be volatile; we might not pay dividends on our stock; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect.

1Q 16 Earnings Overview

EPS Trends



$0.78
$0.89
$1.00
$0.91
$0.84
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16

Prior Quarter Variance

- EPS declined $0.07
  - → 4Q 15 included $0.03 of discrete tax benefits; excluding these items, EPS was slightly lower sequentially
  - → Seasonal increases in expenses and higher credit costs were largely offset by a 3% increase in total revenue

Prior Year Variance

- EPS increased $0.06, or 8%
  - → Primarily driven by higher net interest income; partially offset by increased provision expense and lower noninterest income

Key Highlights[1]

Profitability

- Revenue higher despite challenging market conditions
  - → 3% net interest income growth
  - → 2% noninterest income growth
- Tangible efficiency ratio[2] of 62.3%
  - → Continued expense discipline drove positive operating leverage (year-over-year)

Balance Sheet

- Net interest margin improved 6 bps
- Average loans increased 2%; growth was broad-based
- Average client deposits increased 1%

Credit & Capital

- Overall asset quality remains favorable
  - → NCO ratio of 25 bps
- Further proactive migration of certain energy loans resulted in NPL ratio increasing to 0.70%
- Tangible book value per share[3] up 5%
- Basel III CET1 ratio[4] estimated to be 9.8%, on a fully phased-in basis

1. All changes reflect sequential (4Q15 to 1Q16) trends, unless otherwise noted
2. The GAAP efficiency ratio for 1Q 16 was 62.8%. Please refer to slide 24 of the appendix for the GAAP reconciliations
3. Book value per share was $44.97. Please refer to slide 26 of the appendix for a reconcilement to book value per share
4. Please refer to slide 25 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation

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4 Net Interest Income - FTE Net interest income and net interest margin continue to improve ($ in millions) Prior Quarter Variance • Net interest margin increased 6 bps, driven primarily by higher loan yields as a result of the 4Q 15 increase in short-term rates • Net interest income increased $37 million, or 3%, as a result of NIM improvement and 2% loan growth Prior Year Variance • Net interest margin increased 21 bps, driven by → Continued active balance sheet management and optimization efforts o Positive loan portfolio mix shift o Low-cost deposit growth enabled 34% reduction in higher-cost long-term debt o Lower premium amortization expense → Higher loan yields as a result of the 4Q 15 increase in short-term rates • Net interest income increased $143 million, or 12%, as a result of NIM improvement and 4% loan growth $1,175 $1,203 $1,247 $1,281 $1,318 2.83% 2.86% 2.94% 2.98% 3.04% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Net Inter st Income-FTE Net Interest Margin

5 $799 $860 $804 $765 $781 $817 $874 $811 $18 $14 $7 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Adjusted Noninterest Income¹ Adjustment Items¹ Noninterest Income Noninterest income higher sequentially, slightly lower year-over-year ($ in millions) 1. Noninterest income on a GAAP basis was $817 million, $874 million, and $811 million for 1Q 15, 2Q 15, and 3Q 15, respectively. Please refer to slide 24 of the appendix for noninterest income adjustment details Note: Totals may not foot due to rounding Prior Quarter Variance • Noninterest income increased $16 million, or 2% → Mortgage-related income increased $13 million, primarily due to increased refinancing activity → Capital markets-related income increased $7 million → Wealth management-related income declined $6 million, as a result of continued market volatility Prior Year Variance • Adjusted noninterest income1 declined $18 million → Driven primarily by lower wealth management- related revenue → Capital markets-related income was stable as continued market share gains offset the decline in industry volumes in 1Q 16

6 Noninterest Expense Disciplined expense management continues ($ in millions) 1. Noninterest expense on a GAAP basis was $1,328 million and $1,264 million for 2Q 15 and 3Q 15, respectively. Please refer to slide 24 of the appendix for noninterest expense adjustment details Note: Totals may not foot due to rounding Prior Quarter Variance • Noninterest expense increased $30 million → Driven entirely by the seasonal increase in personnel costs → Partially offset by declines in other categories, namely outside processing & software and legal & consulting costs Prior Year Variance • Noninterest expense increased $38 million, or 3%, driven by → Higher marketing expenditures → Modest increases in other expense categories, due to continued investments in the business $1,280 $1,314 $1,253 $1,288 $1,318 $14 $11 $1,328 $1,264 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Adjusted Noninterest Expense¹ Adjustment Items¹

7 Adjusted Tangible Efficiency Ratio1 Improvements in efficiency continue; targeting for 2016 efficiency ratio to improve relative to 2015 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 1Q 15, 2Q 15, 3Q 15, 4Q 15, 1Q 16, FY 14 and FY 15 were 64.2%, 63.9%, 61.4%, 63.0%, 62.8%, 66.7%, and 63.1%, respectively. Please refer to slide 24 of the appendix for the GAAP reconciliations 64.5% 63.3% 60.7% 62.1% 62.3% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 62.9% 62.6% FY 14 FY 15

8 $612 $481 $463 $498 $555 $672 $975 0.46% 0.36% 0.35% 0.49% 0.70% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 NPLs (ex-energy) Energy NPLs Total NPL Ratio Net charge-offs stable; NPL increase due to energy loans Credit Quality ($ in millions)  9% YoY decline in non-energy NPLs  14% YoY decline in Total NCOs; 28% YoY decline in non-energy NCOs Nonperforming Loans Net Charge-offs $1,893 $1,834 $1,786 $1,752 $1,770 1.43% 1.39% 1.34% 1.29% 1.27% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 ALLL ALLL Ratio $55 $26 $32 $51 $101 1 2 3 4 5 1Q 16 $99 $87 $71 $79 $71 $83 $85 0.30% 0.26% 0.21% 0.24% 0.25% 1Q 15 2Q 15 3 15 4 15 1 16 NCOs (ex-energy) Energy NCOs Total NCO Ratio (annualized) Provision for Credit Losses Allowance for Loan and Lease Losses  Increase driven by loan growth, energy reserve build, and moderating asset quality improvements

9 Loans Average performing loans up 2% sequentially and 4% year-over-year ($ in billions, average balances) Prior Quarter Variance • Average performing loans increased $2.9 billion, or 2%, with broad-based growth → C&I up $1.7 billion → Consumer direct1 up $0.7 billion → CRE/commercial construction up $0.3 billion Prior Year Variance • Average performing loans up $4.9 billion, or 4%, with broad-based growth across most loan categories → C&I up $2.3 billion → Consumer direct1 up $2.0 billion → Residential mortgage up $1.6 billion • Partially offset by declines in home equity and CRE (elevated paydowns) and indirect auto ($1bn securitization in June 2015) 1. Includes consumer other direct, consumer student-guaranteed, and consumer credit cards Note: Totals may not foot due to rounding $73.5 $73.4 $72.9 $74.4 $76.4 $38.1 $38.1 $38.5 $38.5 $38.6 $21.1 $20.7 $21.0 $21.8 $22.7 $132.7 $132.2 $132.4 $134.7 $137.6 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Commercial Residential Consumer

10 Deposits Deposit growth continues; average balances up 1% sequentially and 6% year-over-year 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings Note: Totals may not foot due to rounding Prior Quarter Variance • Average client deposits increased 1%, driven by growth in money market accounts and NOW accounts • Period-end deposits up 2% • Interest-bearing deposit costs increased 2 bps Prior Year Variance • Average client deposits increased $8.7 billion, or 6% → Lower-cost deposits1 up $9.6 billion, or 7% • Broad-based growth across each segment and line of business • Interest-bearing deposit costs stable ($ in billions, average balances) $49.2 $49.5 $51.1 $52.3 $53.0 $41.3 $42.3 $42.2 $42.6 $42.1 $33.2 $34.4 $35.8 $37.3 $38.0 $10.8 $10.4 $10.0 $9.9 $9.9 $6.1 $6.3 $6.2 $6.1 $6.2 $140.5 $142.9 $145.2 $148.2 $149.2 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Money Market DDA NOW Time Savings

11 $15.8 $16.0 $16.2 $16.4 $16.5 9.7% 9.8% 9.9% 9.8% 9.8% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Capital Position Basel III Common Equity Tier 1 ratio¹ of 9.8%; tangible book value per share3 up 5% sequentially ($ in billions, except per-share data) Tangible Common Equity Ratio2 Tangible Book Value Per Share3 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision. Please refer to slide 25 of the appendix for additional details on the current quarter’s calculation 2. The total shareholders’ equity to total assets ratio was 12.25%, 12.30%, 12.65%, 12.28%, and 12.39% for the periods ending 1Q 15, 2Q 15, 3Q 15, 4Q 15, and 1Q 16 respectively. Please refer to slide 26 of the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $42.01, $42.26, $43.44 $43.45, and $44.97 for the periods ending 1Q 15, 2Q 15, 3Q 15, 4Q 15, and 1Q 16 respectively. Please refer to slide 26 of the appendix for a reconcilement to book value per share Basel III Common Equity Tier 1 (fully phased-in)1 8.61% 8.65% 8.98% 8.67% 8.85% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 $30.29 $30.46 $31.56 $31.45 $32.90 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16

Consumer Banking and PWM Highlights

($ in millions)	1Q 15	4Q 15	1Q 16	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$666	$701	$700	(0)%	5 %
Noninterest Income	363	372	355	(5)%	(2)%
Total Revenue (FTE)	1,029	1,073	1,055	(2)%	3 %
Provision for Credit Losses	70	36	29	(19)%	(59)%
Noninterest Expense	730	739	748	1 %	2 %
Net Income	**$144**	**$189**	**$174**	**(8)%**	**21 %**
Key Statistics ($ in billions)					
Total Loans (average)	$41.1	$40.8	$41.6	2 %	1 %
Client Deposits (average)	$90.5	$91.7	$93.3	2 %	3 %
Managed Assets	$54.5	$52.8	$52.7	(0)%	(3)%
Tangible Efficiency Ratio[1]	69.2%	67.3%	69.4%		

Prior Quarter Variance

- Net income decreased $15 million, primarily due to lower wealth management-related revenue and seasonally higher expenses, partially offset by a lower provision expense
- Net interest income stable as strong balance sheet growth offset by a lower NIM
  - → Average loans and deposits increased 2%
- Noninterest income decreased $17 million, due to seasonal declines in service charges and lower wealth management-related revenue given continued market volatility
- Noninterest expense increased $9 million, or 1%, driven by seasonal increases in personnel expense

Prior Year Variance

- Net income increased $30 million, or 21%, largely due to higher net interest income and improved asset quality
- Net interest income increased $34 million, as a result of solid loan and deposit growth and higher-return loan mix
  - → Growth in higher-return consumer lending portfolio continues
- Noninterest income decreased $8 million, or 2%, due to lower wealth management-related revenue
  - → Service charges and card fees increased modestly, driven by growth in deposits and credit card business
- Noninterest expense increased 2%; efficiency ratio stable as cost saving initiatives funding continued investments in marketing, technology, and revenue generating positions

1. Reported efficiency ratios were 70.9%, 68.8%, and 70.9% for 1Q 15, 4Q 15, and 1Q 16, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (1.7%), (1.5%), and (1.5%) for 1Q 15, 4Q 15, and 1Q 16, respectively

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Wholesale Banking Highlights

($ in millions)	1Q 15	4Q 15	1Q 16	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$464	$483	$492	2 %	6 %
Noninterest Income	285	265	285	8 %	0 %
Total Revenue (FTE)	749	748	777	4 %	4 %
Provision/(Benefit) for Credit Losses	(4)	64	82	28 %	NM
Noninterest Expense	397	386	407	5 %	3 %
Net Income	**$236**	**$212**	**$197**	**(7)%**	**(17)%**
Key Statistics ($ in billions)					
Total Loans (average)	$67.7	$68.8	$70.8	3 %	4 %
Client Deposits (average)	$47.6	$54.0	$53.6	(1)%	13 %
Tangible Efficiency Ratio[1]	51.5%	48.6%	50.5%		

Prior Quarter Variance

- Net income decreased $15 million, due to higher provision expense (primarily driven by energy) and seasonally higher personnel expenses
- Net interest income increased 2% as a result of 3% loan growth, partially offset by lower loan spreads
  - → Broad-based growth across each major line of business
- Noninterest income increased $20 million, driven, in part, by higher capital markets-related income
  - → Overall capital markets performance strong relative to the industry as a result of growing market share and continued momentum in deepening client relationships
- Noninterest expense increased $21 million, or 5%, driven by seasonal increases in personnel expense

Prior Year Variance

- Net income decreased $39 million, due entirely to higher provision expense which was partially offset by 5% growth in pre-provision net revenue[2]
  - → Higher provision expense driven by loan growth, increased energy-related reserves, and moderating asset quality improvements
- Net interest income increased $28 million, or 6%, due to strong balance sheet growth
  - → Average loans up 4% (partially impacted by elevated payoffs in 1H 15)
  - → Average deposits up 13% (Treasury and Payment Solutions momentum continues)
- Efficiency ratio continues to improve and is accretive to the overall Company
  - → Positive operating leverage funding strategic investments

1. Reported efficiency ratios were 53.0, 51.5%, and 52.4% for 1Q 15, 4Q 15, and 1Q 16, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (1.5%), (2.9%), and (1.9%) for 1Q 15, 4Q 15, and 1Q 16, respectively
2. Pre-provision net revenue defined as total revenue (FTE) minus noninterest expense

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Mortgage Banking Highlights

($ in millions)	1Q 15	4Q 15	1Q 16	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$121	$116	$112	(3)%	(7)%
Noninterest Income	132	114	124	9 %	(6)%
Total Revenue (FTE)	253	230	236	3 %	(7)%
Provision/(Benefit) for Credit Losses	(10)	(49)	(10)	NM	0 %
Noninterest Expense	178	171	175	2 %	(2)%
Net Income	**$55**	**$68**	**$45**	**(34)%**	**(18)%**
Key Statistics ($ in billions)					
Servicing Portfolio for Others (EOP)	$115.2	$121.0	$121.3	0 %	5 %
Production Volume	$5.1	$5.0	$5.0	(0)%	(3)%
Application Volume	$9.8	$6.7	$9.2	37 %	(6)%
Efficiency Ratio	70.2%	74.3%	74.3%		

Prior Quarter Variance

- Net income decreased $23 million, due entirely to a lower reserve release which offset the $6 million increase in revenue
- Net interest income declined slightly, due to lower loan spreads (also applies to prior year)
- Noninterest income increased 9% as a result of increases in both production and servicing income
  - → Production related income increased $7 million as a result of increased refinance activity and higher gain-on-sale margins
    - o Refinance applications up 40%; purchase applications up 34%
  - → Servicing related income increased $6 million, due to improved hedge performance and lower decay expense
    - o However, decay expense (which is recorded at time of loan closing) will increase in 2Q16 as closed loan volume increases

Prior Year Variance

- Net income declined $10 million, as a result of a 7% decline in revenue
- Noninterest income decreased $8 million as a result of lower gain-on-sale margins and reduced refinance activity, largely offset by increases in servicing income
  - → Production volume stable as refinance decline was largely offset by increased purchase activity
- Servicing portfolio up 5% as a result of continued portfolio acquisitions
  - → $8bn UPB of servicing portfolio acquisitions in 1Q 16 (~$2bn reflected in 1Q 16; ~$6bn will transfer in 2Q 16)

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Conclusion

SunTrust Investment Thesis		1Q 16 Results[1]
Strong & Diverse Franchise	✓	• 5% revenue growth driven by balanced business model → Improving NIM and net interest income trajectory → Mortgage and capital markets demonstrate relative strength, benefitting noninterest income
Improving Returns & Efficiency	✓	• 8% EPS growth • 220 bp improvement in adjusted tangible efficiency ratio[2] • 21 bp increase in NIM → Continued active balance sheet management / optimization
Investing in Growth Opportunities	✓	• Investment banking income up 1% despite challenging markets → 10+ years of consistent investments and strategy • Consumer lending momentum continues • ~$8bn UPB mortgage servicing portfolio acquisitions
Strong Capital Position	✓	• 9% increase in tangible book value per share • 9.8% Basel III CET1 ratio[3]; further opportunity to grow capital return → 3% reduction in share count

1. All changes reflect year over year (1Q15 to 1Q16) trends, unless otherwise noted
2. GAAP efficiency ratios were 64.2% and 62.8% for 1Q15 and 1Q 16, respectively. Please refer to slide 24 of the appendix for the GAAP reconciliations
3. Please refer to slide 25 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation

SunTrust 15

Appendix

5-Quarter Financial Highlights

Key Metrics

		1Q15	2Q 15	3Q 15	4Q 15	1Q 16
Profitability	EPS	$0.78	$0.89	$1.00	$0.91	$0.84
	Net Income Available to Common ($ in millions)	$411	$467	$519	$467	$430
	Adjusted Tangible Efficiency Ratio[1]	64.5%	63.3%	60.7%	62.1%	62.3%
	Net Interest Margin (FTE)	2.83%	2.86%	2.94%	2.98%	3.04%
	Return on Average Total Assets	0.92%	1.03%	1.13%	1.01%	0.93%
Balance Sheet	Average Performing Loans ($ in billions)	$132.7	$132.2	$132.4	$134.7	$137.6
	Average Client Deposits ($ in billions)	$140.5	$142.9	$145.2	$148.2	$149.2
Credit & Capital	NPL Ratio	0.46%	0.36%	0.35%	0.49%	0.70%
	NCO Ratio	0.30%	0.26%	0.21%	0.24%	0.25%
	ALLL Ratio	1.43%	1.39%	1.34%	1.29%	1.27%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[2]	9.7%	9.8%	9.9%	9.8%	9.8%
	Tangible Book Value Per Share[3]	$30.29	$30.46	$31.56	$31.45	$32.90

1. The GAAP efficiency ratios for 1Q 15, 2Q 15, 3Q 15, 4Q 15 and 1Q 16 were 64.2%, 63.9%, 61.4%, 63.0%, and 62.8%, respectively. Refer to slide 24 of the appendix for the GAAP reconciliations
2. Please refer to slide 25 of the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation
3. Book value per share was $42.01, $42.26 $43.44, $43.45, and $44.97 for the periods ending 1Q 15, 2Q 15, 3Q 15, 4Q 15, and 1Q 16 respectively. Refer to slide 26 of the appendix for a reconcilement to book value per share

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Energy Portfolio Details

2.4% of Total Loans Outstanding

Total Loans: $140 billion


Energy: 2.4%
Other: 97.6%

Commentary

- Key portfolio statistics:
  - E&P and OFS represent only 38% of portfolio
  - Energy reserves / energy loans: 4.6%
  - Energy reserves / E&P and OFS loans: 11.9%
  - $18 million of charge-offs recognized since October 1, 2015
  - >90% of nonaccrual loans were current as of March 31, 2016
- Strong overall collateral coverage
- Immaterial second lien exposure
- Robust and experienced team with more than 60 energy specialists, including on-staff petroleum reserve engineers
  - Average tenure of 14+ years with SunTrust and 30+ years in risk management

Portfolio Overview

($ in billions)

			Criticized Loans		
Sector	Exposure[1]	Outstandings	Nonaccruals	Criticized Accruing	Total Criticized
Downstream	$1.5	$0.2	0%	0%	0%
Midstream	$4.4	$1.8	2%	7%	9%
Upstream (E&P)	$2.0	$0.8	37%	45%	82%
Drilling / Oilfield Services (OFS)	$1.4	$0.5	19%	13%	32%
Other	$0.1	$0.0	0%	6%	6%
Total	$9.4	$3.3	13%	17%	29%

Note: All data as of March 31, 2016. Totals may not foot due to rounding
1. Exposure includes loans outstanding and unfunded commitments

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19 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, interest curtailment expense, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Servicing Fees1 $81 $81 $87 $92 $86 ($51) ($57) ($53) ($49) ($40) Net MSR Fair Value and Hedge Activity3 $13 $6 $5 $13 $16 Mortgage Servicing Income $43 $30 $40 $56 $62 Memo: Total Loans Serviced for Others (end of period) $115,179 $118,394 $122,012 $120,963 $121,277 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 29 28 29 30 29 Changes in MSR Value from Collection/Realization of Cash Flow (Decay)2

30 - 89 Day Delinquencies by Loan Class

($ in millions)

30-89 Accruing Delinquencies	1Q 15	2Q 15	3Q 15	4Q 15	1Q 16	Memo: 1Q 16 Loan Balance
Commercial & industrial	0.07%	0.05%	0.14%	0.09%	0.16%	$68,963
Commercial real estate	0.05%	0.04%	0.03%	0.05%	0.06%	6,034
Commercial construction	0.01%	0.02%	-	0.01%	-	2,498
Total Commercial Loans	**0.06%**	**0.05%**	**0.12%**	**0.08%**	**0.15%**	**$77,495**
Residential mortgages - guaranteed	-	-	-	-	-	$623
Residential mortgages - nonguaranteed	0.40%	0.38%	0.43%	0.42%	0.35%	25,148
Home equity products	0.60%	0.56%	0.61%	0.66%	0.59%	12,845
Residential construction	1.42%	1.20%	0.69%	0.70%	0.46%	383
Total Residential Loans[1]	**0.49%**	**0.45%**	**0.50%**	**0.51%**	**0.43%**	**$39,000**
Guaranteed student loans						$5,265
Other direct	0.37%	0.39%	0.39%	0.39%	0.41%	6,372
Indirect	0.71%	0.80%	0.82%	1.01%	0.73%	10,522
Credit cards	0.71%	0.64%	0.78%	0.81%	0.71%	1,093
Total Consumer Loans[2]	**0.61%**	**0.65%**	**0.67%**	**0.78%**	**0.62%**	**$23,251**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.26%	0.25%	0.31%	0.30%	0.29%	$133,858
Impact of excluding gov.-guaranteed delinquencies	0.30%	0.25%	0.30%	0.40%	0.38%	5,888
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	**0.56%**	**0.50%**	**0.61%**	**0.70%**	**0.67%**	**$139,746**

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

20
SunTrust

21 Memo: Nonperforming Loans 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 1Q 16 Loan Balance Commercial & industrial $140 $140 $122 $308 $565 $68,963 Commercial real estate 24 17 15 10 10 6,034 Commercial construction 1 1 1 1 2 2,498 Total Commercial Loans $165 $158 $138 $319 $577 $77,495 Residential mortgages – guaranteed $- $- $- $- $- $623 Residential mortgages – nonguaranteed 254 147 156 184 198 25,148 Home equity products 165 153 146 145 180 12,845 Residential construction 23 18 16 16 12 383 Total Residential Loans $442 $318 $318 $345 $390 $39,000 Guaranteed student loans $- $- $- $- $- $5,265 Other direct 4 4 4 6 5 6,372 Indirect 1 1 3 3 3 10,522 Credit cards - - - - - 1,093 Total Consumer Loans $5 $5 $7 $9 $8 $23,251 Total SunTrust $612 $481 $463 $672 $975 $139,746 NPLs / Total Loans 0.46% 0.36% 0.35% 0.49% 0.70% Nonperforming Loans by Loan Class Note: Totals may not foot due to rounding ($ in millions)

22 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-off Ratio (annualized) 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 1Q 16 Loan Balance Commercial & industrial 0.12% 0.12% 0.08% 0.15% 0.14% $68,963 Commercial real estate (0.08)% (0.15)% 0.01% 0.02% (0.10)% 6,034 Commercial construction (0.26)% (0.07)% (0.13)% (0.02)% (0.04)% 2,498 Total Commercial Loans 0.09% 0.09% 0.07% 0.13% 0.12% $77,495 Residential mortgages – guaranteed - - - - - $623 Residential mortgages – nonguaranteed 0.39% 0.46% 0.32% 0.21% 0.27% 25,148 Home equity products 0.89% 0.52% 0.52% 0.49% 0.55% 12,845 Residential construction 5.53% 5.39% (1.45)% 0.49% 0.24% 383 Total Residential Loans 0.62% 0.53% 0.37% 0.30% 0.36% $39,000 Guaranteed student loans $5,265 Other direct 0.69% 0.56% 0.49% 0.53% 0.46% 6,372 Indirect 0.40% 0.28% 0.42% 0.57% 0.56% 10,522 Credit cards 2.29% 2.23% 1.95% 2.19% 2.30% 1,093 Total Consumer Loans 0.46% 0.38% 0.42% 0.51% 0.49% $23,251 Total SunTrust 0.30% 0.26% 0.21% 0.24% 0.25% $139,746

23 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-offs 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 1Q 16 Loan Balance Commercial & industrial $19 $20 $14 $24 $24 $68,963 Commercial real estate (1) (3) 0 1 (2) 6,034 Commercial construction (1) - (1) - - 2,498 Total Commercial Loans $17 $17 $13 $25 $22 $77,495 Residential mortgages – guaranteed $- $- $- $- $- $623 Residential mortgages – nonguaranteed 22 27 20 12 16 25,148 Home equity products 31 19 18 17 18 12,845 Residential construction 6 5 -2 1 - 383 Total Residential Loans $59 $51 $36 $30 $35 $39,000 Guaranteed student loans $- $- $- $- $- $5,265 Other direct 8 7 6 8 7 6,372 Indirect 11 7 11 15 14 10,522 Credit cards 5 5 5 6 6 1,093 Total Consumer Loans $24 $19 $22 $29 $28 $23,251 Total SunTrust $99 $87 $71 $83 $85 $139,746

Reconciliation of Noninterest Income, Noninterest Expense, & Efficiency Ratio

($ in millions)	1Q 15	2Q 15	3Q 15	4Q 15	1Q 16	FY 14	FY 15
Reported (GAAP) Basis							
Reported Net Interest Income - FTE	1,175	1,203	1,247	1,281	1,318	4,982	4,906
Reported Noninterest Income	817	874	811	765	781	3,323	3,268
Reported Revenue - FTE	1,992	2,077	2,058	2,046	2,099	8,305	8,174
Reported Noninterest Expense	1,280	1,328	1,264	1,288	1,318	5,543	5,160
Reported Amortization Expense	7	7	9	17	10	25	40
Reported Efficiency Ratio	64.2%	63.9%	61.4%	63.0%	62.8%	66.7%	63.1%
Reported Tangible Efficiency Ratio	63.9%	63.6%	61.0%	62.1%	62.3%	66.4%	62.6%
Adjusted Basis							
Reported Noninterest Income	817	874	811	765	781	3,323	3,268
Reported Revenue - FTE	1,992	2,077	2,058	2,046	2,099	8,305	8,174
Adjustment Items (Noninterest Income):							
Securities gains/(losses)	-	14	7	-	-	(15)	21
RidgeWorth sale	-	-	-	-	-	105	-
Legacy affordable housing recovery	18	-	-	-	-	-	18
Adjusted Noninterest Income	799	860	804	765	781	3,233	3,229
Adjusted Revenue - FTE[1]	1,974	2,064	2,051	2,046	2,099	8,215	8,135
Reported Noninterest Expense	1,280	1,328	1,264	1,288	1,318	5,543	5,160
Adjustment Items:							
Legacy affordable housing impairment	-	-	-	-	-	28	-
Loss on debt extinguishment	-	14	11	-	-	-	24
Impact of certain legacy mortgage legal matters	-	-	-	-	-	324	-
Adjusted Noninterest Expense[1]	1,280	1,314	1,253	1,288	1,318	5,190	5,135
Adjusted Efficiency Ratio[2]	64.8%	63.7%	61.1%	63.0%	62.8%	63.2%	63.1%
Adjusted Tangible Efficiency Ratio[2]	64.5%	63.3%	60.7%	62.1%	62.3%	62.9%	62.6%

1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
2. Represents adjusted noninterest expense / adjusted revenue - FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.32%), (0.33%), (0.45%), (0.85%), (0.48%), (0.30%), and (0.49%) for 1Q 15, 2Q 15, 3Q 15, 4Q 15, 1Q 16, FY 14, and FY 15, respectively

Note: Totals may not foot due to rounding

24

SunTrust

25 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 1Q 16 Common Equity Tier 1 – Transitional $16.5 Adjustments2 (0.1) Common Equity Tier 1 – Fully phased-in $16.5 Risk-weighted Assets: Common Equity Tier 1 – Transitional $167.2 Adjustments3 1.8 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $169.0 Common Equity Tier 1 – Transitional 9.9% Common Equity Tier 1 – Fully phased-in 9.8% 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release and subject to revision 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis Note: Totals may not foot due to rounding

26 Reconciliation of Non-GAAP Measures ($ in billions, except per-share data) Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2015 2015 2015 2015 2016 Total shareholders' equity $23.3 $23.2 $23.7 $23.4 $24.1 Goodwill, net of deferred taxes (6.1) (6.1) (6.1) (6.1) (6.1) Other intangible assets including MSRs, net of deferred taxes (1.2) (1.4) (1.3) (1.3) (1.2) MSRs 1.2 1.4 1.3 1.3 1.2 Tangible equity 17.1 17.1 17.6 17.3 18.0 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred stock (1.2) (1.2) (1.2) (1.2) (1.2) Tangible common equity $15.8 $15.8 $16.2 $16.0 $16.6 Total assets $189.9 $188.9 $187.0 $190.8 $194.2 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other intangible assets including MSRs (1.2) (1.4) (1.3) (1.3) (1.2) MSRs 1.2 1.4 1.3 1.3 1.2 Tangible assets $183.5 $182.5 $180.7 $184.5 $187.8 Tangible equity to tangible assets 9.34% 9.38% 9.72% 9.40% 9.56% Tangible common equity to tangible assets 8.61% 8.65% 8.98% 8.67% 8.85% Tangible book value per common share $30.29 $30.46 $31.56 $31.45 $32.90 Note: Totals may not foot due to rounding